As filed with the Securities and Exchange Commission on October 10, 2019

Registration Statement No. 333-233863

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spark Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-5453215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12140 Wickchester, Suite 100
Houston, Texas 77079
(713) 600-2600
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

C. Alexis Keene
Interim General Counsel and Corporate Secretary
12140 Wickchester, Suite 100
Houston, Texas 77079
(713) 600-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Clint H. Smith
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170
(504) 582-8429

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☑

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees
Primary Offering	(1)		(2)
Class A Common Stock
Preferred Stock
Depositary Shares(3)
Warrants
Total Primary			$200,000,000(4)	$17,059(5)
Secondary Offering
Class A Common Stock(6)	20,800,000	(7)	$210,184,000(8)	$(9)
Total Primary and Secondary			$410,184,000	$17,059(10)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including any applicable anti-dilution provisions. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to Instruction II.D. of Form S-3.
(3)	Depositary shares will represent fractional interests in the preferred stock registered hereby.
(4)
With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $200,000,000.

(5)
Calculated in accordance with Rule 457(o) of the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of $59,250,000 of unsold securities that had previously been registered for primary offerings under Registration Statement No. 333-214023, initially filed on October 7, 2016 and declared effective on October 20, 2016 (the “Prior Registration Statement”). The Prior Registration Statement registered a primary offering of securities for a maximum offering price of $200,000,000. The Registrant sold an aggregate of $140,750,000 of securities thereunder, leaving a balance of unsold securities with an aggregate offering price of $59,250,000. In connection with the registration of such unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $6,867 for such unsold securities, which fee will continue to be applied to such unsold securities. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum offering price of the additional $140,750,000 of securities registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)
Includes 20,800,000 shares of Class A common stock issuable upon exchange of an equivalent number of common units of our subsidiary Spark HoldCo, LLC (together with an equal number of shares of our Class B common stock). In addition, pursuant to Rule 416(a) under the Securities Act, the shares of Class A common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(7)
With respect to the secondary offering, the proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(8)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average high and low sale price of our Class A common stock as reported on the NASDAQ Global Select Market on September 17, 2019.

(9)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes a total of 20,800,000 shares of Class A common stock issuable upon exchange of an equivalent number of common units of our subsidiary Spark HoldCo, LLC (together with an equal number of shares of our Class B common stock) that had previously been registered for secondary offerings under the Prior Registration Statement. No additional shares of Class A common stock for secondary offerings are being registered hereby, and the fee associated with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(10)	Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2019
PROSPECTUS

Spark Energy, Inc.
$200,000,000
Class A Common Stock

Preferred Stock
Depositary Shares
Warrants

20,800,000 Shares of
Class A Common Stock Offered
by the Selling Stockholders

We may from time to time, in one or more offerings, offer and sell:

•	Shares of Class A common stock

•	Shares of Preferred Stock

•	Depositary Shares; and

•	Warrants
The aggregate offering price of all securities sold by us under this prospectus will not exceed $200,000,000. Our Class A common stock is traded on the NASDAQ Global Select Market under the symbol “SPKE.” The last reported sale price of our Class A common stock on the NASDAQ Global Select Market on October 9, 2019 was $9.70. Our Series A Preferred Stock is traded on the NASDAQ Global Select Market under the symbol “SPKEP.” The last reported sale price of our Series A Preferred Stock on the NASDAQ Global Select Market on October 9, 2019 was $24.8076.

The selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to an aggregate of 20,800,000 shares of our Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.
We or the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We or the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of the securities to be sold and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. Because the selling stockholders own a substantial amount of our equity interests and we are registering a substantial percentage of our Class A common stock through this prospectus, the selling stockholders will each be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any Class A common stock offered by either of them pursuant to this prospectus, and any such offering would be deemed to be a primary offering by us.
 Our principal executive offices are located at 12140 Wickchester, Suite 100, Houston, Texas, 77079 and our telephone number at that address is (713) 600-2600.

Investing in our securities involves a high degree of risk. You should read carefully and consider the risk factors described under “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as may be updated by our periodic and current reports, and beginning on page 6 of this prospectus before you make any investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT SPARK ENERGY, INC.	2
WHERE YOU CAN FIND MORE INFORMATION	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	7
USE OF PROCEEDS	8
EXCHANGE OF SPARK HOLDCO UNITS AND CLASS B COMMON STOCK	9
SELLING STOCKHOLDERS	10
CERTAIN CONTRACTUAL ARRANGEMENTS WITH THE SELLING STOCKHOLDERS	12
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION OF DEPOSITARY SHARES	25
DESCRIPTION OF WARRANTS	26
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	32
EXPERTS	32

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate price of $200,000,000. In addition, the selling stockholders may offer and sell from time to time up to an aggregate of 20,800,000 shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”). Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.
This prospectus provides you with a general description of Spark Energy, Inc. and the securities that are registered hereunder that may be offered by us or the selling stockholders. Each time we or the selling stockholders sell any securities offered by this prospectus, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling stockholders will each be deemed to be an “underwriter” under the Securities Act, each time such selling stockholder sells any Class A common stock offered by this prospectus, it will be required to provide you with this prospectus and any related prospectus supplement containing specific information about it and the terms of the Class A common stock being offered in the manner required by the Securities Act. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize, in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus to “Spark Energy,” “we,” “our,” “us,” or the “company” refer to Spark Energy, Inc. and its subsidiaries. References to the “selling stockholders” refer collectively to Retailco, LLC (“Retailco”) and NuDevco Retail, LLC (“NuDevco Retail”), each of which is indirectly wholly owned by W. Keith Maxwell III, the founder of our company.

ABOUT SPARK ENERGY, INC.
Overview
We are an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. We purchase our natural gas and electricity supply from a variety of wholesale providers and bill our customers monthly for the delivery of natural gas and electricity based on their consumption at either a fixed or variable price. Natural gas and electricity are then distributed to our customers by local regulated utility companies through their existing infrastructure. As of June 30, 2019, we operated in 94 utility service territories across 19 states and the District of Columbia.
Our Corporate Structure
We are a holding company whose sole material asset consists of units in Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo”). We are the sole managing member of Spark HoldCo, are responsible for all operational, management and administrative decisions relating to Spark HoldCo’s business and consolidate the financial results of Spark HoldCo and its subsidiaries. Spark HoldCo is the direct and indirect owner of the subsidiaries through which we operate.
Under the Spark HoldCo LLC Agreement (as defined below), the selling stockholders generally have the right to exchange their Spark HoldCo common units (together with an equal number of shares of our Class B common stock), for shares of our Class A common stock on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications. See “Exchange of Spark HoldCo Units and Class B Common Stock.”
Company Information
Our principal executive offices are located at 12140 Wickchester, Suite 100, Houston, Texas, 77079 and our telephone number at that address is (713) 600-2600. Our website address is www.sparkenergy.com. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is: http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC’s web site. In addition, our filings are available on our website at www.sparkenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

•
our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 4, 2019, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2019 Annual Meeting of Shareholders filed on April 10, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed on May 7, 2019 and August 8, 2019, respectively;

•
our Current Reports on Form 8-K filed on May 23, 2019, June 18, 2019, July 17, 2019, August 30, 2019 and September 27, 2019 (in each case excluding any information furnished pursuant to Items 2.02, 7.01 and 9.01);

•
the description of our Class A common stock contained in our Form 8-A filed on July 22, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock; and

•
the description of our Series A Preferred Stock contained in our Form 8-A filed on March 14, 2017, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Spark Energy, Inc.
Attention: Investor Relations
12140 Wickchester, Suite 100
Houston, Texas 77079
(713) 600-2600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this prospectus, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and may include statements about business strategy and prospects for growth, customer acquisition costs, legal proceedings, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this prospectus are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices;

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers as well as actual attrition rates;

•	accuracy of billing systems;

•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new changes by, the ISOs in the regions we operate;

•	competition; and

•	the “Risk Factors” in our Annual Report Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this prospectus that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this prospectus. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2018 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders.

EXCHANGE OF SPARK HOLDCO UNITS AND CLASS B COMMON STOCK
In March 2017, we, Spark HoldCo, and the selling stockholders entered into the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement (the “Spark HoldCo LLC Agreement”). See “About Spark Energy, Inc.—Our Corporate Structure.” In accordance with the terms of the Spark HoldCo LLC Agreement, the selling stockholders generally have the right to exchange their Spark HoldCo common units (and a corresponding number of shares of our Class B common stock) for shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications, or, at our or Spark HoldCo’s election, an equivalent amount of cash. See “Certain Contractual Arrangements with the Selling Stockholders—Spark HoldCo LLC Agreement.”
All of our Class B common stock is held by the selling stockholders. In connection with each exchange, we will acquire a number of Spark HoldCo common units, and an equal number of shares of Class B common stock surrendered by the selling stockholders, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as the selling stockholders exchange Spark HoldCo common units and Class B common stock for Class A common stock, our interest in Spark HoldCo will increase.
We and the selling stockholders will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any stamp taxes or other similar taxes in connection with the issuance of our Class A common stock upon an exchange.

SELLING STOCKHOLDERS
The selling stockholders may offer to sell from time to time in the future up to an aggregate of 20,800,000 shares of our Class A common stock that may be issued in the future upon the exchange of Spark HoldCo common units (together with an equal number of shares of our Class B common stock), as described above in “Exchange of Spark HoldCo Units and Class B Common Stock.” We are registering the selling stockholders’ shares to satisfy registration rights that we have granted to the selling stockholders. See “Certain Contractual Arrangements with the Selling Stockholders—Registration Rights Agreement.”
The following table sets forth information as of the date of this prospectus provided by the selling stockholders regarding the beneficial ownership of shares of our Class A common stock and the number of shares of our Class A common stock that may from time to time be offered or sold by them pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares beneficially owned before the offering is based on the number of shares of our Class A common stock owned by the selling stockholders, assuming the exchange of all of their currently outstanding Spark HoldCo common units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock. The information regarding shares beneficially owned after the offering assumes the issuance to the selling stockholders of all Class A common stock that may be issued, the sale of all such shares that are offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Assuming the exchange of 20,800,000 Spark HoldCo common units, together with an equal number of shares of our Class B common stock, for an equivalent number of shares of our Class A common stock, as of the date of this prospectus, there would be 35,278,999 shares of our Class A common stock outstanding.

	Total Number of Shares of Class A Common Stock Beneficially Owned Prior to this Offering(1)	Maximum Number of Shares of Class A Common Stock Being Offered	Total Number of Shares of Class A Common Stock Beneficially Owned After this Offering
Name			Number	%
Retailco(2)	20,525,000	20,525,000	—	—
NuDevco Retail(2)	275,000	275,000	—	—
Total	20,800,000	20,800,000	—	—

(1)
Includes 20,800,000 shares of Class A common stock that may be issued in the future upon the exchange of Spark HoldCo common units (together with an equal number of shares of our Class B common stock), as described above in “Exchange of Spark HoldCo Units and Class B Common Stock.”

(2)
W. Keith Maxwell III is the chairman of our board of directors and the sole member of TxEx Energy Investments, LLC, a Texas limited liability company (“TxEx”), which is the sole member of Retailco and Electric Holdco, LLC (“Electric Holdco”), each a Texas limited liability company. Electric Holdco is the sole member of NuDevco Retail Holdings, which is the sole member of NuDevco Retail. W. Keith Maxwell III is the President and Chief Executive Officer of TxEx, Retailco and Electric Holdco, and the Chief Executive Officer of NuDevco Retail Holdings and NuDevco Retail. Accordingly, W. Keith Maxwell III exercises investment discretion and control over each selling stockholder.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table above.
We will pay all expenses of the registration of the shares of our Class A common stock to be offered by the selling stockholders under this prospectus including, without limitation, registration fees, qualification and filing fees and printing expenses, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

CERTAIN CONTRACTUAL ARRANGEMENTS WITH THE SELLING STOCKHOLDERS
We have entered into several agreements to define and regulate the governance and control relationships among us and the selling stockholders and our respective affiliates. The following provides a summary of the material provisions of the agreements discussed. However, these summaries do not purport to be complete, and they are subject to, and qualified in their entirety by reference to, the complete text of the agreements which are included as exhibits to the registration statement of which this prospectus forms a part. You should carefully read each agreement discussed.
Registration Rights Agreement
On August 1, 2014, we entered into a registration rights agreement with NuDevco Retail and NuDevco Retail Holdings (a predecessor-in-interest to Retailco) to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for Spark HoldCo common units (together with an equal number of shares of our Class B common stock) in the circumstances described below. Retailco became a party to this agreement in connection with the transfer by NuDevco Retail Holdings of its shares of our Class B common stock and a corresponding number of Spark HoldCo common units to Retailco in December 2015. This agreement provides the selling stockholders, as holders of registrable securities under the agreement, with the right to require us, at our expense, to register shares of our Class A common stock held by them from time to time that are issuable upon exchange of Spark HoldCo common units (together with an equal number of shares of our Class B common stock). We are including the selling stockholders’ shares of Class A common stock in this registration statement pursuant to our obligations under the registration rights agreement.
Demand Rights. Subject to certain limitations, the selling stockholders have the right, by delivering written notice to us, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 30 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to effect, as soon as commercially reasonable, the registration of all securities with respect to which we receive a written request.
Piggyback Rights. Subject to certain limitations, the selling stockholders are entitled to request to participate in, or “piggyback” on, registrations of any of our Class A common stock for sale by us in an underwritten offering.
Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for up to six months if our board of directors determines that such disclosure would have a material adverse effect on us.
If requested by us or an underwriter, the selling stockholders will not be able to make any sale of our equity securities, except securities included in such registration, during a period commencing on the date beginning fourteen (14) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a shelf registration statement), or such shorter period as may be requested by an underwriter.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, qualification and filing fees and printing expenses. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, partners and agents, the underwriters, and each person who controls such holders or underwriters, against all losses, claims, damages and liabilities (joint or several) with respect to each registration effected pursuant to the registration rights agreement.
Spark HoldCo LLC Agreement
At the closing of our initial public offering, we entered into the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo by and among us, Spark HoldCo, NuDevco and NuDevco Retail Holdings. Retailco became a party to this agreement in connection with the transfer by NuDevco Retail Holdings of its shares of our Class B common stock and a corresponding number of Spark HoldCo common units to Retailco in December 2015.
In connection with the issuance of our Series A Preferred Stock in March 2017, we, Spark HoldCo, and the selling stockholders entered into the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement to amend the prior agreement to provide for, among other things, the designation and issuance of Spark HoldCo Series A preferred units, as another equity security of Spark HoldCo to be issued concurrently with the issuance of Series A Preferred Stock by us, including specific terms relating to distributions by Spark HoldCo in connection with the payment by us of dividends on the Series A Preferred Stock, the priority of liquidating distributions by Spark HoldCo, the allocation of income and loss to us in connection with distributions by Spark HoldCo on Series A preferred units, and other terms relating to the redemption and conversion by us of the Series A Preferred Stock. Amendment No. 1 to the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement (as amended, the “Spark HoldCo LLC Agreement”) was entered into by us, Spark HoldCo, and the selling stockholders in connection with the issuance of additional Series A Preferred Stock in February 2018.
In accordance with the terms of the Spark HoldCo LLC Agreement, the selling stockholders generally have the right to exchange their Spark HoldCo common units (and a corresponding number of shares of our Class B common stock) for shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications (an “Exchange Right”). At our or Spark HoldCo’s option, Spark HoldCo may give the selling stockholders cash in an amount equal to the Cash Election Amount of the shares of Class A common stock instead. We are obligated to facilitate an exchange for shares of Class A common stock through a contribution of shares of Class A common stock to Spark HoldCo or, alternatively, we have the right to acquire the subject Spark HoldCo common units and corresponding shares of Class B common stock from the selling stockholders by paying, at our option, either (x) the number of shares of Class A common stock the selling stockholders would have received in the proposed exchange or (y) cash in an amount equal to the Cash Election Amount of such shares of Class A common stock. “Cash Election Amount” means, with respect to the shares of Class A common stock to be delivered to the selling stockholders by Spark HoldCo pursuant to the Spark HoldCo LLC Agreement, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which the selling stockholders would otherwise be entitled were sold at a per share price equal to the trailing 30-day volume weighted average price of a share of Class A common stock on such exchange, or (ii) in the event shares of Class A common stock are not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us. As the selling stockholders exchange their Spark HoldCo common units, our membership interest in Spark HoldCo will be correspondingly increased, and the number of shares of Class B common stock held by the selling stockholders will be correspondingly reduced.
Under the Spark HoldCo LLC agreement, we have the right to determine when distributions will be made to the holders of Spark HoldCo common units and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the holders of Spark HoldCo common units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo common units. The Spark HoldCo LLC Agreement provides, to the extent Spark HoldCo has available cash and is not prevented by restrictions in any of its credit agreements, for distributions pro rata to the holders of Spark HoldCo common units such that we receive an amount of cash sufficient to fund the targeted quarterly dividend we intend to pay to holders of our Class A common stock, and distributions to us in an amount equal to the dividends to be paid by us on the Series A Preferred Stock.
The holders of Spark HoldCo units, including us, will generally incur U.S. federal, state and local income taxes on any taxable income of Spark HoldCo allocated to them. Generally, items of gross income and gain are first allocated to us until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions we receive to pay any special estimated tax liability. Second, items of income and gain are generally allocated to us until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cash distributions we have received from Spark HoldCo to pay dividends on the Series A Preferred Stock and the amount of accrued and unpaid dividends on the Series A Preferred Stock. Third, items of gross income and gain are allocated to us until the cumulative amount of such items allocated to us for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions received by us for a non-pro rata distribution to us from Spark HoldCo. Thereafter, net profits and net losses of Spark HoldCo generally will be allocated to members of Spark HoldCo to target capital account balances according to the amount a member would receive upon a deemed liquidation. Certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses in allocating items of net profits and losses. The Spark HoldCo LLC Agreement provides, to the extent cash is available, for distributions pro rata to the holders of Spark HoldCo units such that we receive an amount of cash sufficient to cover the estimated taxes payable by us, and to us to cover any special estimated tax liability.
In addition, if the cumulative amount of U.S., federal, state or local taxes payable by us exceeds the amount of the tax distribution to us, Spark HoldCo will make advances to us in an amount necessary to enable us to fully pay these tax liabilities. Such advances will be repayable, without interest, solely from (i.e., by offset against) future distributions by Spark HoldCo to us.
The Spark HoldCo LLC Agreement provides that if we issue a new share of Class A common stock, Series A Preferred Stock, or other equity security (other than shares of Class B common stock, and excluding issuances of Class A common stock upon an exchange of Class B common stock or Series A Preferred Stock), Spark HoldCo will concurrently issue a corresponding limited liability company unit either to the holder of the Class B common stock, or to us in the case of the issuance of shares of Class A common stock, Series A Preferred Stock or such other equity security. As a result, the number of Spark HoldCo units held by us always equals the number of shares of Class A common stock, Series A Preferred Stock or such other equity securities we have outstanding.

Spark HoldCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Spark HoldCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Spark HoldCo, (b) second, to establish cash reserves for contingent or unforeseen liabilities, (c) third, to us in respect of Spark HoldCo Series A preferred units in an amount equal to the total amount that would be required to be distributed by us in respect of Series A Preferred Stock, and (d) the balance thereafter to its members holding Spark HoldCo common units in proportion to the number of Spark HoldCo common units owned by each of them.
The Spark HoldCo LLC Agreement also provides that Spark HoldCo will pay certain of our expenses attributable to our status as a public company. Such expenses include, but are not limited to, accounting and legal fees, independent director compensation, director and officer liability insurance expense, Sarbanes-Oxley compliance, transfer agent and registrar fees, tax return preparation, investor relations expense, SEC and NASDAQ compliance fees and the fees and expenses of other service providers that provide services to us in connection with our obligations as a publicly-traded company.
Transaction Agreement II
On July 30, 2014, in connection with our initial public offering, we entered into the Transaction Agreement II with Spark HoldCo, NuDevco Retail and NuDevco Retail Holdings and various other parties, providing for, among other things: (a) the adoption and filing of the amended and restated certificate of incorporation of Spark Energy dated August 1, 2014 (our “certificate of incorporation”) and the cancellation of our previously issued and outstanding capital; (b) the issuance by us of 21,500,000 shares of Class B common stock to Spark HoldCo; (c) the distribution by Spark HoldCo of 21,225,000 shares of Class B common stock to NuDevco Retail Holdings and 275,000 shares of Class B common stock to NuDevco Retail and (d) the execution and delivery of the Spark HoldCo LLC Agreement. NuDevco Retail Holdings transferred its shares of Class B common stock and a corresponding number of Spark HoldCo units to Retailco in December 2015.

DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our authorized capital stock consisted of 120,000,000 shares of Class A common stock, par value $0.01 per share, of which 14,478,999 shares were issued and outstanding, and 60,000,000 shares of Class B common stock, par value $0.01 per share, of which 20,800,000 shares were issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 3,702,756 shares were issued and outstanding and designated as Series A Preferred Stock.
The following summary of our capital stock, our certificate of incorporation, the certificate of designation for the Series A Preferred Stock and the amended and restated bylaws of Spark Energy dated August 1, 2014 (our “bylaws”) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation, certificate of designation for the Series A Preferred Stock, and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
The selling stockholders may from time to time offer shares of our Class A common stock for resale in one or more offerings.
Class A Common Stock
Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to our certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to us, our certificate of incorporation or our bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock
Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to our certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class B common stock do not have cumulative voting rights in the election of directors. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to us, our certificate of incorporation or our bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Spark Energy.
Preferred Stock
Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further shareholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. We have designated 4,000,000 shares as Series A Preferred Stock.
Undesignated Preferred Stock. Each class or series of preferred stock that we may designate in the future will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Series A Preferred Stock. Our board of directors has adopted a certificate of designations to our certificate of incorporation establishing the number and fixing the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of a series of our preferred stock classified as 8.75% Series A Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”). The certificate of designations initially authorized 4,000,000 shares of Series A Preferred Stock. Our board of directors may authorize and issue additional shares of Series A Preferred Stock, from time to time, without obtaining consent of the holders of shares of Series A Preferred Stock. The foregoing provides a summary of certain terms and provisions of the Series A Preferred Stock.
Maturity. The Series A Preferred Stock has no maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth below under “—Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. We are not required to set aside funds to redeem the Series A Preferred Stock.
Dividends. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends payable on the 15th day of each April, July, October and January (each a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. Dividends on the Series A Preferred Stock accrue daily and are cumulative from, and including, the date of original issue. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
Dividend Rate. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of 8.75%, based on the $25.00 liquidation preference per annum (the “Fixed Dividend Rate”) during the Fixed Rate Period (as defined below). The Fixed Dividend Rate shall accrue from, and including, the date of original issuance to, but not including, April 15, 2022 (the “Fixed Rate Period”). On and after April 15, 2022 (the “Floating Rate Period”), dividends on the Series A Preferred Stock shall accrue at an annual rate equal to the sum of (a) Three-Month LIBOR as calculated on each applicable date of determination and (b) 6.578%, based on the $25.00 liquidation preference per share of Series A Preferred Stock (the “Floating Dividend Rate”).
Ranking. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up, ranks: (i) senior to all of our Class A common stock and any junior stock; (ii) equal to any parity stock; (iii) junior to all senior stock; and (iv) junior to all of our existing and future indebtedness. If declared dividends on the Series A Preferred Stock are not paid on an applicable Dividend Payment Date, we will not pay a dividend on any parity stock or junior stock until all accrued and unpaid dividends on the Series A Preferred Stock have been paid.
Restrictions on Dividends. No dividend may be declared or paid or set apart for payment on any junior securities (other than a dividend payable solely in junior securities or cash in lieu of fractional junior securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Stock and any parity stock through the most recent respective Dividend Payment Date.
Optional Redemption. On and after April 15, 2022, we may, at our option, upon not less than 30 nor more than 60 days written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
Special Optional Redemption. Upon the occurrence of a Change of Control, provided no limiting document may prohibit it, we may, at our option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined below under “— Limited Conversion Rights Upon a Change of Control”), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined and described below under “— Limited Conversion Rights Upon a Change of Control”) with respect to the shares called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
    A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

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the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

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the consummation of any transaction or series of related transactions (including, without limitation, any merger, arrangement, amalgamation or consolidation), the result of which is that (a) any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all of our Class A common stock and Class B common stock entitled to vote generally in the election of our directors, measured by voting power rather than number of shares of Class A common stock and Class B common stock or (b) any person that is a holder of the Class B common stock as of the date of this offering, becomes the beneficial owner, directly or indirectly, of more than 75% of the total voting power of all of our Class A common stock and Class B common stock entitled to vote generally in the election of our directors, measured by voting power rather than number of shares of Class A common stock and Class B common stock; and provided, that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

Conversion, Exchange and Preemptive Rights. Except as described under “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control,” the Series A Preferred Stock will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.
Limited Conversion Rights Upon a Change of Control. Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the change of control conversion date, we have provided or provide irrevocable notice of our election to redeem the Series A Preferred Stock as described above under “— Optional Redemption,” or “— Special Option Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the change of control conversion date, into the common stock conversion consideration, which is equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the change of control conversion date (unless the change of control conversion date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the common stock price (such quotient, the “Conversion Rate”); and

•	0.917431 shares of Class A common stock, subject to certain adjustments described in “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control.”
In the case of a Change of Control pursuant to which our Class A common stock will be converted into alternative form consideration, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of alternative form consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Class A common stock equal to the common stock conversion consideration immediately prior to the effective time of the Change of Control.
Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
Voting Rights. Holders of shares of Series A Preferred Stock generally have no voting rights. If, however, either (i) we have not paid dividends on the Series A Preferred Stock for six or more Dividend Periods, whether or not consecutive, or (ii) we fail to maintain the listing of the Series A Preferred Stock on the NYSE, the NYSE American or NASDAQ, or on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, for a period of 180 consecutive days, then holders of Series A Preferred Stock, together with the holders of any Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to elect two additional directors to our Board of Directors.
    Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock, voting as a single class, we may not (i) adopt any amendment to our certificate of incorporation relating to the Series A Preferred Stock to affect materially and adversely the rights, privileges, restrictions or conditions of the Series A Preferred Stock, or (ii) authorize, create or increase the authorized number of shares of Senior Stock.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contains provisions that could make acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors more difficult. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware law. In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers until the date on which W. Keith Maxwell III no longer beneficially owns in the aggregate more than fifteen percent of the outstanding Class A common stock and Class B common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL.

In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NASDAQ Global Select Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws. Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our certificate of incorporation and bylaws:

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Provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms. Our staggered board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•	Provide that the authorized number of directors may be changed only by resolution of the board of directors.

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Provide that all vacancies in our board, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

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Provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

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Provide that at any time after the first date upon which W. Keith Maxwell III no longer beneficially owns more than fifty percent of the outstanding Class A common stock and Class B common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting).

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Provide that at any time after the first date upon which W. Keith Maxwell III no longer beneficially owns more than fifty percent of the outstanding Class A common stock and Class B common stock, special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board (prior to such time, special meetings may also be called by our Secretary at the request of holders of record of fifty percent of the outstanding Class A common stock and Class B common stock).

•	Provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our outstanding stock entitled to vote thereon.

•	Provide that our bylaws can be amended by the board of directors.

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Establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

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Provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC and W. Keith Maxwell III, or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors who are presented business opportunities in their capacity as our directors or officers) and that they have no obligation to offer us those investments or opportunities.

Choice of Forum

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	the United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.
Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

The securities offered by us pursuant to this prospectus and any accompanying prospectus supplement may be sold in and outside the United States in the following ways: (1) directly to one or more purchasers; (2) through agents; (3) through underwriters, brokers or dealers; or (4) through a combination of any of these methods or any other method permitted pursuant to applicable law.

The selling stockholders may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States through (1) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions; (2) purchases by a broker-dealer as principal and resale by that broker-dealer for its own account; (3) ordinary brokerage transactions in which the broker solicits purchasers; (4) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; (5) direct sales in privately negotiated transactions; or (6) a combination of any of the above methods or any other method permitted pursuant to applicable law.

To the extent required, the prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the public offering price;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
Because the selling stockholders will each be deemed to be an “underwriter” under the Securities Act, each time such selling stockholder sells any Class A common stock offered by this prospectus, it will be required to provide you with this prospectus and any related prospectus supplement containing specific information about it and the terms of the Class A common stock being offered in the manner required by the Securities Act.
The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If dealers are used in the sale of securities, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We or the selling stockholders may offer securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent we or the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, it will be pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement with underwriters or agents. If we or the selling stockholders engage in at-the-market sales pursuant to any such agreement, we or the selling stockholders will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise agreed with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices. Therefore, exact figures regarding proceeds or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we or the selling stockholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “SPKE.” Our Series A Preferred Stock is listed on the NASDAQ Global Select Market under the symbol “SPKEP.”

Direct Sales and Sales Through Agents
We or the selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholders may also sell the securities through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities, and describe any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholders will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Arrangements
If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Derivative Transactions, Hedging and Pledging
In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives or other transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, amending, if necessary, the list of selling stockholders to include the transferee or other successors in interest as selling stockholder under this prospectus. Those third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions may be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
The selling stockholder also may transfer or donate the securities in a gift, distribution or other non-sale related transfer, in which case the transferees, donees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus. If any of the securities offered for sale pursuant to this prospectus are sold other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.
Remarketing Arrangements
Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.
Other Sales
In addition, we or the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we or the selling stockholders may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.
Market Making, Stabilization and Other Transactions
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

General Information
Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The consolidated financial statements of Spark Energy, Inc. at December 31, 2018 and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Spark Energy, Inc. and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 financial statements refers to a change in the method of accounting for employee taxes paid for shares withheld for tax withholding purposes.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby. Underwriting and other selling discounts and commissions in connection with this offering will be payable by the applicable selling stockholder. However, the selling stockholders will not bear any portion of the below expenses. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$17,059
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.     Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while one of our directors or officers, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

Our bylaws further provide that we shall, to the fullest extent not prohibited by applicable law as it presently exists or may be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified.
Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which one of our directors is not personally liable as set forth in the preceding sentence, such directors shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.
We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.
We have entered into indemnification agreements with each of our directors and our executive officers. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 16.    Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated in this Item 16 by reference.
Item 17.     Undertakings.
(a) The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities and in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibits

1.1*	Underwriting Agreement.
2.1#
Membership Interest Purchase Agreement, by and among Spark Energy, Inc., Spark HoldCo, LLC, Provider Power, LLC, Kevin B. Dean and Emile L. Clavet, dated as of May 3, 2016 (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on May 5, 2016).

2.2#
Membership Interest Purchase Agreement, by and among Spark Energy, Inc., Spark HoldCo, LLC, Retailco, LLC and National Gas & Electric, LLC, dated as of May 3, 2016 (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q filed on May 5, 2016).

2.3#
Amendment No. 1 to the Membership Interest Purchase Agreement, dated as of July 26, 2016, by and among Spark Energy, Inc., Spark HoldCo, LLC, Provider Power, LLC, Kevin B. Dean and Emile L. Clavet (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 1, 2016).

2.4#
Membership Interest and Stock Purchase Agreement, by and among Spark Energy, Inc., CenStar Energy Corp. and Verde Energy USA Holdings, LLC, dated as of May 5, 2017 (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017).

2.5
First Amendment to the Membership Interest and Stock Purchase Agreement, dated July 1, 2017, by and among Spark Energy, Inc., CenStar Energy Corp., and Verde Energy USA Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 6, 2017).

2.6
Agreement to Terminate Earnout Payments, effective January 12, 2018, by and among Spark Energy, Inc., CenStar Energy Corp., Woden Holdings, LLC (fka Verde Energy USA Holdings, LLC), Verde Energy USA, Inc., Thomas FitzGerald, and Anthony Menchaca (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 16, 2018).

2.7#
Asset Purchase Agreement, dated March 7, 2018, by and between Spark HoldCo, LLC and National Gas & Electric, LLC (incorporated by reference to Exhibit 2.7 to the Company’s Annual Report on Form 10-K filed on March 9, 2018).

2.8#
Asset Purchase Agreement by and between Spark HoldCo, LLC and Starion Energy Inc., Starion Energy NY Inc. and Starion Energy PA Inc., dated October 19, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 25, 2018).

4.1	Amended and Restated Certificate of Incorporation of Spark Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.2	Amended and Restated Bylaws of Spark Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.3	Class A common stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed on June 30, 2014).

4.4
Certificate of Designations of Rights and Preferences of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed on March 11, 2017).

4.5	Registration Rights Agreement, dated as of August 1, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.6
Spark HoldCo. Third Amended and Restated Limited Liability Agreement, dated as of March 15, 2017, by and among Spark Energy, Inc., Retailco, LLC and NuDevco Retail, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2017).

4.7
Amendment No. 1, dated as of January 26, 2018, to Third Amended and Restated Limited Liability Company Agreement of Spark Holdco, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2018).

4.8
Transaction Agreement II, dated as of July 30, 2014, by and among Spark Energy, Inc., Spark HoldCo, LLC, NuDevco Retail LLC, NuDevco Retail Holdings, LLC, Spark Energy Ventures, LLC, NuDevco Partners Holdings, LLC and Associated Energy Services, LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 4, 2014).

4.9*	Form of Depositary Receipt.

4.10*	Form of Depositary Agreement.

4.11*	Form of Warrant Agreement.

4.12*	Form of Warrant Certificate.

5.1**	Opinion of Jones Walker LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3**	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney.

*    To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Spark Energy, Inc.
**    Previously filed.
#    The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 10, 2019.

Spark Energy, Inc.

By:	/s/ Nathan Kroeker
Nathan Kroeker
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Nathan Kroeker Nathan Kroeker	Director, President and Chief Executive Officer (Principal Executive Officer)	October 10, 2019

* W. Keith Maxwell III	Chairman of the Board of Directors, Director	October 10, 2019

/s/ James G. Jones II James G. Jones II	Chief Financial Officer (Principal Accounting and Financial Officer)	October 10, 2019

* Nick W. Evans, Jr.	Director	October 10, 2019

* Kenneth M. Hartwick	Director	October 10, 2019

* Amanda E. Bush	Director	October 10, 2019

* Pursuant to Power of Attorney.

By:     /s/ Nathan Kroeker
Nathan Kroeker